Exhibit 99.1

Equity Residential Reports Third Quarter 2011 Results

Quarterly Same Store Revenue Increases 5.5%

Quarterly Net Operating Income Increases 9.0%

CHICAGO--(BUSINESS WIRE)--October 26, 2011--Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2011. All per share results are reported on a fully-diluted basis.

“We are extremely pleased with our continued strong operating performance which delivered same store NOI growth of 9.0% in the third quarter,” said David J. Neithercut, Equity Residential’s President and CEO. “Fundamentals continue to be positive and we remain confident that increasing demand for apartment living combined with limited new supply will produce strong results next year and for years to come despite concerns about weakening economic growth.”

Third Quarter 2011

FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the third quarter of 2011 was $0.63 per share compared to $0.55 per share in the third quarter of 2010.

For the third quarter of 2011, the company reported Normalized FFO of $0.62 per share compared to $0.57 per share in the same period of 2010. The difference is due primarily to:

  the positive impact of $0.08 per share from higher same store net operating income (NOI) and $0.02 per share from higher lease-up NOI;
  the negative impact of $0.08 per share from 2010 and 2011 transaction activity and timing; and
  the positive impact of approximately $0.03 per share from lower interest expense and other items.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 6 and 26 of this release and the company has included guidance for Normalized FFO on page 25 of this release.

For the third quarter of 2011, the company reported earnings of $0.35 per share compared to $0.09 per share in the third quarter of 2010. The difference is due primarily to higher gains from property sales in 2011.

Nine Months Ended September 30, 2011

FFO for the nine months ended September 30, 2011 was $1.77 per share compared to $1.63 per share in the same period of 2010.

For the nine months ended September 30, 2011, the company reported Normalized FFO of $1.78 per share compared to $1.66 per share in the same period of 2010.

For the nine months ended September 30, 2011, the company reported earnings of $2.62 per share compared to $0.30 per share in the same period of 2010.

Same Store Results

On a same store third quarter to third quarter comparison, which includes 104,922 apartment units, revenues increased 5.5%, expenses decreased 0.1% and NOI increased 9.0%.

On a same store nine-month to nine-month comparison, which includes 102,129 apartment units, revenues increased 4.8%, expenses decreased 0.3% and NOI increased 7.9%.

Acquisitions/Dispositions

During the third quarter of 2011, the company acquired two properties with a total of 365 apartment units for an aggregate purchase price of $113.0 million at a weighted average capitalization (cap) rate of 4.7% and a newly constructed, unoccupied asset currently in lease up for $39.5 million. Also during the quarter, the company acquired a land parcel located in Southern California for $5.6 million and entered into a long-term ground lease on a land parcel in New York City, both for potential development.

During the quarter, the company sold seven properties, with a total of 2,261 apartment units for an aggregate sale price of $210.1 million at a weighted average cap rate of 7.2% generating an unlevered internal rate of return (IRR), inclusive of management costs, of 8.2%.

During the first nine months of 2011, the company acquired ten properties, consisting of 2,529 apartment units, for an aggregate purchase price of $701.7 million. The weighted average cap rate on these acquisitions, excluding the lease up asset described above, is 5.1%. The company also acquired a commercial building adjacent to its Harbor Steps apartment property in downtown Seattle for a purchase price of $11.8 million, for potential redevelopment, two land parcels for $18.5 million, and entered into the long-term ground lease for potential development described above.

Also during the first nine months of 2011, the company sold 45 properties with a total of 13,528 apartment units for an aggregate sale price of $1.38 billion at a weighted average cap rate of 6.5% generating an unlevered IRR, inclusive of management costs, of 11.0%.

Unsecured Revolving Credit Facility

On July 13, 2011, the company entered into a new $1.25 billion unsecured revolving credit agreement with a group of 23 financial institutions. The new facility matures in July 2014, subject to a one-year extension at the company’s option. The interest rate on advances under the new facility will generally be LIBOR plus a spread (currently 1.15%) and the company pays an annual facility fee of 0.2%. Both the spread and the facility fee are dependent on the credit rating of the company’s long-term debt. This facility replaced the company’s existing facility which was scheduled to mature in February 2012.

Redemption of Notes

On August 18, 2011, the company redeemed its 3.85% Exchangeable Senior Notes due 2026, of which $482.5 million were outstanding. The notes were redeemed at par and no premium was paid. The redemption of these notes had been planned since the beginning of the year and the impact of this redemption was included in the company’s 2011 Normalized FFO guidance.

At-The-Market (ATM) Share Offering Program

The company has not issued any shares under this program since January 13, 2011 and currently has 10 million shares available for future issuance under this program. The company would use proceeds from share sales primarily to fund its investment activity, including development, and to fund debt repayment.

Fourth Quarter 2011 Guidance

The company has established a Normalized FFO guidance range of $0.63 to $0.67 per share for the fourth quarter of 2011. The difference between the company’s third quarter 2011 Normalized FFO of $0.62 per share and the midpoint of the fourth quarter guidance range is primarily due to:

  the positive impact of $0.02 per share from higher same store and lease-up NOI;
  the positive impact of $0.01 per share from 2010 and 2011 transaction activity and timing; and
  the positive impact of $0.01 per share from lower interest expense.

Full Year 2011 Guidance

The company has revised its guidance for its full year 2011 same store operating performance, transactions and Normalized FFO results as well as other items listed on page 25 of this release. The changes to the full year same store, transactions and Normalized FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	95.2%	95.2%
Revenue change	4.8% to 5.1%	5.0%
Expense change	0.0% to 1.0%	0.5%
NOI change	7.0% to 8.0%	7.7%

Acquisitions:	$1.15 billion	$1.25 billion
Dispositions:	$1.5 billion	$1.4 billion
Cap Rate Spread:	150 basis points	130 basis points

Normalized FFO per share:	$2.40 to $2.45	$2.41 to $2.45

Fourth Quarter 2011 Conference Call

Equity Residential expects to announce fourth quarter 2011 results on Wednesday, February 1, 2012 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, February 2, 2012.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 417 properties located in 15 states and the District of Columbia, consisting of 119,011 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, October 27, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2011	2010	2011	2010
REVENUES
Rental income	$1,470,398	$1,311,377	$509,030	$451,832
Fee and asset management	6,682	7,596	2,928	2,128

Total revenues	1,477,080	1,318,973	511,958	453,960

EXPENSES
Property and maintenance	314,768	303,916	106,635	104,259
Real estate taxes and insurance	168,056	160,307	59,083	56,205
Property management	62,389	59,770	19,241	19,014
Fee and asset management	3,207	4,242	1,250	679
Depreciation	482,039	457,822	164,552	158,318
General and administrative	32,462	31,029	10,121	10,221

Total expenses	1,062,921	1,017,086	360,882	348,696

Operating income	414,159	301,887	151,076	105,264

Interest and other income	6,608	5,045	5,317	201
Other expenses	(9,318)	(9,513)	(2,528)	(3,487)
Interest:
Expense incurred, net	(354,960)	(348,279)	(113,370)	(121,116)
Amortization of deferred financing costs	(12,129)	(7,729)	(4,721)	(2,437)

Income (loss) before income and other taxes, (loss) income from investments in unconsolidated entities, net gain (loss) on sales of unconsolidated entities and land parcels and discontinued operations	44,360	(58,589)	35,774	(21,575)
Income and other tax (expense) benefit	(669)	(283)	(283)	(291)
(Loss) income from investments in unconsolidated entities	-	(735)	-	188
Net gain on sales of unconsolidated entities	-	28,101	-	22,544
Net gain (loss) on sales of land parcels	4,217	(1,161)	-	(1,161)
Income (loss) from continuing operations	47,908	(32,667)	35,491	(295)
Discontinued operations, net	779,888	130,438	77,486	30,121
Net income	827,796	97,771	112,977	29,826
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(36,275)	(4,167)	(4,742)	(1,231)
Partially Owned Properties	(418)	623	(387)	188
Net income attributable to controlling interests	791,103	94,227	107,848	28,783
Preferred distributions	(10,399)	(10,855)	(3,466)	(3,617)
Net income available to Common Shares	$780,704	$83,372	$104,382	$25,166

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$0.12	$(0.15)	$0.10	$(0.01)
Net income available to Common Shares	$2.65	$0.30	$0.35	$0.09
Weighted average Common Shares outstanding	294,474	281,867	295,831	282,717

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.12	$(0.15)	$0.10	$(0.01)
Net income available to Common Shares	$2.62	$0.30	$0.35	$0.09
Weighted average Common Shares outstanding	311,908	281,867	312,844	282,717

Distributions declared per Common Share outstanding	$1.0125	$1.0125	$0.3375	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2011	2010	2011	2010

Net income	$827,796	$97,771	$112,977	$29,826
Adjustments:
Net (income) loss attributable to Noncontrolling Interests –
Partially Owned Properties	(418)	623	(387)	188
Depreciation	482,039	457,822	164,552	158,318
Depreciation – Non-real estate additions	(4,202)	(4,842)	(1,297)	(1,585)
Depreciation – Partially Owned and Unconsolidated Properties	(2,263)	(849)	(758)	(856)
Net (gain) on sales of unconsolidated entities	-	(28,101)	-	(22,544)
Discontinued operations:
Depreciation	14,256	43,706	901	15,646
Net (gain) on sales of discontinued operations	(759,100)	(69,538)	(76,864)	(9,285)
Net incremental gain (loss) on sales of condominium units	2,050	619	935	(12)
Gain (loss) on sale of Equity Corporate Housing (ECH)	1,022	-	(2)	-

FFO (1) (3)	561,180	497,211	200,057	169,696

Adjustments (see page 24 for additional detail):
Asset impairment and valuation allowances	-	-	-	-
Property acquisition costs and write-off of pursuit costs (other expenses)	9,318	9,513	2,528	3,487
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	9,250	6,673	677	1,854
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(6,554)	577	(1,025)	1,189
Other miscellaneous non-comparable items	(7,762)	(5,192)	(5,662)	-

Normalized FFO (2) (3)	$565,432	$508,782	$196,575	$176,226

FFO (1) (3)	$561,180	$497,211	$200,057	$169,696
Preferred distributions	(10,399)	(10,855)	(3,466)	(3,617)

FFO available to Common Shares and Units - basic (1) (3) (4)	$550,781	$486,356	$196,591	$166,079

FFO available to Common Shares and Units - diluted (1) (3) (4)	$550,781	$486,814	$196,591	$166,231

FFO per share and Unit - basic	$1.79	$1.65	$0.64	$0.56

FFO per share and Unit - diluted	$1.77	$1.63	$0.63	$0.55

Normalized FFO (2) (3)	$565,432	$508,782	$196,575	$176,226
Preferred distributions	(10,399)	(10,855)	(3,466)	(3,617)

Normalized FFO available to Common Shares and Units - basic (2) (3) (4)	$555,033	$497,927	$193,109	$172,609

Normalized FFO available to Common Shares and Units - diluted (2) (3) (4)	$555,033	$498,385	$193,109	$172,761

Normalized FFO per share and Unit - basic	$1.80	$1.68	$0.63	$0.58

Normalized FFO per share and Unit - diluted	$1.78	$1.66	$0.62	$0.57

Weighted average Common Shares and Units outstanding - basic	307,705	295,572	308,884	296,348

Weighted average Common Shares and Units outstanding - diluted	311,908	299,427	312,844	300,773

Note: See page 24 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Investment in real estate
Land	$4,158,288	$4,110,275
Depreciable property	15,055,570	15,226,512
Projects under development	119,433	130,337
Land held for development	205,476	235,247
Investment in real estate	19,538,767	19,702,371
Accumulated depreciation	(4,405,479)	(4,337,357)
Investment in real estate, net	15,133,288	15,365,014

Cash and cash equivalents	45,986	431,408
Investments in unconsolidated entities	11,020	3,167
Deposits – restricted	369,461	180,987
Escrow deposits – mortgage	10,677	12,593
Deferred financing costs, net	37,334	42,033
Other assets	149,051	148,992
Total assets	$15,756,817	$16,184,194

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,136,848	$4,762,896
Notes, net	4,614,323	5,185,180
Lines of credit	26,000	-
Accounts payable and accrued expenses	97,845	39,452
Accrued interest payable	69,895	98,631
Other liabilities	409,591	304,202
Security deposits	62,073	60,812
Distributions payable	106,673	140,905
Total liabilities	9,523,248	10,592,078

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	378,798	383,540

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,600,000 shares issued
and outstanding as of September 30, 2011 and December 31, 2010	200,000	200,000
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 296,620,833 shares issued
and outstanding as of September 30, 2011 and 290,197,242
shares issued and outstanding as of December 31, 2010	2,966	2,902
Paid in capital	5,032,863	4,741,521
Retained earnings	684,902	203,581
Accumulated other comprehensive (loss)	(185,032)	(57,818)
Total shareholders' equity	5,735,699	5,090,186
Noncontrolling Interests:
Operating Partnership	120,786	110,399
Partially Owned Properties	(1,714)	7,991
Total Noncontrolling Interests	119,072	118,390
Total equity	5,854,771	5,208,576
Total liabilities and equity	$15,756,817	$16,184,194

Equity Residential
Portfolio Summary
As of September 30, 2011

				% of Total	% of	Average
			Apartment	Apartment	Stabilized	Rental
	Markets	Properties	Units	Units	NOI	Rate (1)

1	New York Metro Area	28	8,290	7.0%	13.3%	$2,949
2	DC Northern Virginia	27	9,813	8.2%	12.3%	2,045
3	South Florida	39	12,989	10.9%	9.6%	1,398
4	Los Angeles	42	8,880	7.5%	9.1%	1,792
5	Boston	28	5,821	4.9%	7.7%	2,332
6	Seattle/Tacoma	43	9,582	8.1%	7.2%	1,403
7	San Francisco Bay Area	34	6,289	5.3%	6.1%	1,858
8	San Diego	14	4,963	4.2%	5.4%	1,846
9	Denver	23	7,970	6.7%	4.9%	1,126
10	Phoenix	32	9,265	7.8%	4.4%	925
11	Orlando	24	7,265	6.1%	4.0%	1,017
12	Suburban Maryland	15	4,462	3.7%	3.9%	1,460
13	Orange County, CA	11	3,490	2.9%	3.3%	1,576
14	Inland Empire, CA	10	3,081	2.6%	2.5%	1,451
15	Atlanta	16	4,800	4.0%	2.5%	1,040
16	All Other Markets (2)	29	7,150	6.0%	3.8%	1,073

	Total	415	114,110	95.9%	100.0%	1,583

	Military Housing	2	4,901	4.1%	-	-

	Grand Total	417	119,011	100.0%	100.0%	$1,583
(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the month of September 2011.

(2) All Other Markets - Each individual market is less than 2.0% of stabilized NOI.

Note: Projects under development are not included in the Portfolio Summary until construction has been completed, at which time they are included at their projected stabilized NOI.

Equity Residential

Portfolio as of September 30, 2011

			Apartment
		Properties	Units

	Wholly Owned Properties	394	110,194
	Partially Owned Properties - Consolidated	21	3,916
	Military Housing	2	4,901

		417	119,011

Portfolio Rollforward Q3 2011
($ in thousands)

		Apartment	Purchase/
	Properties	Units	(Sale) Price	Cap Rate

6/30/2011	421	120,760

Acquisitions:
Rental Properties:
Consolidated - Stabilized	2	365	$112,975	4.7%
Consolidated - Not Stabilized (1)	1	95	$39,520
Land Parcels (two) (2)	-	-	$5,600
Dispositions:
Rental Properties:
Consolidated	(7)	(2,261)	$(210,100)	7.2%
Configuration Changes	-	52

9/30/2011	417	119,011

Portfolio Rollforward 2011
($ in thousands)

		Apartment	Purchase/
	Properties	Units	(Sale) Price	Cap Rate

12/31/2010	451	129,604

Acquisitions:
Rental Properties:
Consolidated - Stabilized	9	2,434	$662,228	5.1%
Consolidated - Not Stabilized (1)	1	95	$39,520
Land Parcels (three) (2)	-	-	$18,450
Other (3)	-	-	$11,750
Dispositions:
Rental Properties:
Consolidated	(45)	(13,528)	$(1,383,414)	6.5%
Land Parcel (one) (4)	-	-	$(22,786)
Completed Developments	1	250
Configuration Changes	-	156

9/30/2011	417	119,011
(1)	The Company acquired one unoccupied property in the third quarter of 2011 (88 Hillside) that is expected to stabilize at a 6.3% yield on cost.
(2)	Includes entry into a long-term ground lease for a land parcel in New York City.
(3)	Represents the acquisition of a 97,000 square foot commercial building adjacent to our Harbor Steps apartment property in downtown Seattle for potential redevelopment.
(4)	Represents the sale of a land parcel, on which the Company no longer planned to develop, in suburban Washington, D.C.

Equity Residential

Third Quarter 2011 vs. Third Quarter 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 104,922 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q3 2011	$457,308	$166,212	$291,096	$1,524	95.4%	17.7%
Q3 2010	$433,508	$166,381	$267,127	$1,453	94.9%	17.8%

Change	$23,800	$(169)	$23,969	$71	0.5%	(0.1%)

Change	5.5%	(0.1%)	9.0%	4.9%

Third Quarter 2011 vs. Second Quarter 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 109,603 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q3 2011	$485,971	$176,599	$309,372	$1,551	95.4%	17.6%
Q2 2011	$475,718	$171,445	$304,273	$1,518	95.4%	15.0%

Change	$10,253	$5,154	$5,099	$33	0.0%	2.6%

Change	2.2%	3.0%	1.7%	2.2%

September YTD 2011 vs. September YTD 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 102,129 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

YTD 2011	$1,284,208	$467,944	$816,264	$1,468	95.3%	44.4%
YTD 2010	$1,225,371	$469,151	$756,220	$1,407	94.9%	44.0%

Change	$58,837	$(1,207)	$60,044	$61	0.4%	0.4%

Change	4.8%	(0.3%)	7.9%	4.3%
(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 26 for reconciliations from operating income.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
Third Quarter 2011 vs. Third Quarter 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q3 2011	Q3 2011	Q3 2011
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,797	11.8%	$3,023	96.5%	5.5%	7.4%	4.1%	5.5%	0.0%
2	DC Northern Virginia	7,899	10.6%	1,940	96.2%	6.3%	2.0%	8.3%	6.6%	(0.3%)
3	South Florida	12,113	10.0%	1,365	94.4%	4.5%	(3.8%)	10.2%	4.4%	0.1%
4	Los Angeles	7,463	8.5%	1,746	95.4%	3.1%	(5.0%)	7.7%	2.3%	0.7%
5	Boston	5,347	7.9%	2,275	96.4%	6.0%	(4.1%)	12.1%	5.5%	0.4%
6	Seattle/Tacoma	8,760	7.4%	1,398	94.6%	6.3%	1.5%	9.5%	4.2%	1.9%
7	San Francisco Bay Area	5,512	6.5%	1,816	95.8%	9.7%	(0.3%)	15.7%	7.7%	1.8%
8	Denver	7,970	5.8%	1,120	95.6%	7.9%	0.2%	12.2%	7.9%	(0.2%)
9	Phoenix	9,265	5.1%	920	94.8%	6.7%	(1.3%)	12.6%	6.4%	0.2%
10	San Diego	4,284	5.0%	1,720	95.3%	3.7%	(4.6%)	7.9%	2.8%	0.8%
11	Orlando	7,265	4.3%	1,016	95.6%	4.2%	4.8%	3.8%	3.3%	0.8%
12	Orange County, CA	3,490	3.7%	1,573	95.5%	3.3%	(0.8%)	5.4%	3.0%	0.3%
13	Suburban Maryland	4,005	3.6%	1,399	95.1%	3.8%	0.2%	5.8%	4.3%	(0.5%)
14	Atlanta	4,800	2.9%	1,037	96.3%	4.8%	(4.2%)	12.6%	4.8%	0.0%
15	Inland Empire, CA	3,081	2.8%	1,437	94.6%	3.4%	(1.6%)	6.3%	2.9%	0.4%
16	All Other Markets	6,871	4.1%	1,049	95.7%	6.3%	(0.5%)	11.8%	5.1%	1.1%

	Total	104,922	100.0%	$1,524	95.4%	5.5%	(0.1%)	9.0%	4.9%	0.5%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
Third Quarter 2011 vs. Second Quarter 2011
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q3 2011	Q3 2011	Q3 2011
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	7,767	12.8%	$2,992	96.5%	1.9%	5.7%	(0.7%)	2.1%	(0.2%)
2	DC Northern Virginia	8,406	10.8%	1,968	96.2%	2.1%	2.6%	1.9%	2.1%	0.0%
3	South Florida	12,742	10.1%	1,391	94.3%	1.6%	(2.3%)	4.0%	1.8%	(0.2%)
4	Los Angeles	8,311	9.0%	1,758	95.4%	2.5%	2.7%	2.3%	1.6%	0.8%
5	Boston	5,821	8.1%	2,318	96.1%	1.7%	5.2%	(0.2%)	1.6%	0.0%
6	Seattle/Tacoma	9,331	7.4%	1,395	94.6%	1.9%	4.9%	0.2%	2.1%	(0.2%)
7	San Francisco Bay Area	6,194	6.8%	1,818	95.8%	3.6%	4.4%	3.1%	3.7%	(0.1%)
8	Denver	7,970	5.5%	1,120	95.6%	4.2%	3.9%	4.4%	4.1%	0.2%
9	Phoenix	9,265	4.8%	920	94.8%	2.1%	4.8%	0.4%	2.7%	(0.6%)
10	San Diego	4,284	4.7%	1,720	95.3%	2.0%	(3.7%)	4.8%	2.0%	0.0%
11	Orlando	7,265	4.0%	1,016	95.6%	2.2%	6.8%	(0.8%)	1.7%	0.5%
12	Orange County, CA	3,490	3.5%	1,573	95.5%	2.1%	3.3%	1.5%	2.1%	0.0%
13	Suburban Maryland	4,005	3.3%	1,399	95.1%	0.6%	5.5%	(1.8%)	0.9%	(0.3%)
14	Atlanta	4,800	2.7%	1,037	96.3%	2.2%	(1.3%)	4.9%	2.1%	0.1%
15	Inland Empire, CA	3,081	2.6%	1,437	94.6%	1.0%	8.0%	(2.4%)	1.6%	(0.5%)
16	All Other Markets	6,871	3.9%	1,049	95.7%	2.8%	(2.4%)	6.8%	2.5%	0.2%

	Total	109,603	100.0%	$1,551	95.4%	2.2%	3.0%	1.7%	2.2%	0.0%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
September YTD 2011 vs. September YTD 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
			Sept. YTD 11	Sept. YTD 11	Sept. YTD 11
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	7,679	10.5%	$1,866	95.9%	6.4%	0.2%	9.4%	6.4%	0.0%
2	South Florida	12,113	10.4%	1,344	94.6%	4.4%	(1.0%)	8.2%	4.5%	(0.1%)
3	New York Metro Area	5,887	10.1%	2,725	96.1%	5.6%	5.7%	5.4%	5.4%	0.1%
4	Los Angeles	7,463	8.9%	1,721	95.0%	2.5%	(3.7%)	5.9%	1.9%	0.5%
5	Boston	5,347	8.1%	2,245	96.0%	5.3%	(1.8%)	9.7%	4.2%	0.9%
6	Seattle/Tacoma	7,873	7.0%	1,383	94.4%	5.6%	0.1%	9.4%	4.3%	1.1%
7	San Francisco Bay Area	5,512	6.7%	1,761	95.8%	6.6%	(0.3%)	10.7%	5.5%	1.0%
8	Denver	7,762	5.9%	1,088	95.3%	6.7%	1.4%	9.5%	6.7%	(0.1%)
9	Phoenix	9,265	5.4%	899	95.2%	5.6%	(3.0%)	11.9%	4.8%	0.7%
10	San Diego	4,103	4.9%	1,684	95.1%	2.1%	(1.6%)	3.9%	1.8%	0.3%
11	Orlando	7,265	4.6%	1,001	95.2%	3.9%	2.1%	5.1%	3.1%	0.7%
12	Suburban Maryland	4,005	3.8%	1,383	95.0%	3.9%	(3.8%)	8.4%	4.0%	(0.2%)
13	Orange County, CA	3,307	3.7%	1,538	95.4%	2.7%	(1.6%)	4.8%	2.3%	0.4%
14	Inland Empire, CA	3,081	3.0%	1,418	94.9%	3.2%	(3.2%)	6.8%	3.2%	0.0%
15	Atlanta	4,596	2.8%	1,023	96.1%	3.6%	(2.0%)	8.3%	3.6%	0.0%
16	All Other Markets	6,871	4.2%	1,027	95.4%	5.1%	1.1%	8.3%	4.2%	0.8%

	Total	102,129	100.0%	$1,468	95.3%	4.8%	(0.3%)	7.9%	4.3%	0.4%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential

Third Quarter 2011 vs. Third Quarter 2010
Same Store Operating Expenses
$ in thousands - 104,922 Same Store Apartment Units

					% of Actual
					Q3 2011
	Actual	Actual	$	%	Operating
	Q3 2011	Q3 2010	Change	Change	Expenses

Real estate taxes	$46,887	$45,682	$1,205	2.6%	28.2%
On-site payroll (1)	38,871	39,512	(641)	(1.6%)	23.4%
Utilities (2)	25,398	25,063	335	1.3%	15.3%
Repairs and maintenance (3)	24,185	24,608	(423)	(1.7%)	14.6%
Property management costs (4)	18,475	17,340	1,135	6.5%	11.1%
Insurance	4,991	5,306	(315)	(5.9%)	3.0%
Leasing and advertising	3,025	4,383	(1,358)	(31.0%)	1.8%
Other on-site operating expenses (5)	4,380	4,487	(107)	(2.4%)	2.6%

Same store operating expenses	$166,212	$166,381	$(169)	(0.1%)	100.0%

September YTD 2011 vs. September YTD 2010
Same Store Operating Expenses
$ in thousands - 102,129 Same Store Apartment Units

					% of Actual
					YTD 2011
	Actual	Actual	$	%	Operating
	YTD 2011	YTD 2010	Change	Change	Expenses

Real estate taxes	$127,155	$125,516	$1,639	1.3%	27.2%
On-site payroll (1)	109,904	112,705	(2,801)	(2.5%)	23.5%
Utilities (2)	73,831	72,297	1,534	2.1%	15.8%
Repairs and maintenance (3)	67,958	68,653	(695)	(1.0%)	14.5%
Property management costs (4)	51,882	49,015	2,867	5.8%	11.1%
Insurance	14,621	15,530	(909)	(5.9%)	3.1%
Leasing and advertising	8,713	11,107	(2,394)	(21.6%)	1.9%
Other on-site operating expenses (5)	13,880	14,328	(448)	(3.1%)	2.9%

Same store operating expenses	$467,944	$469,151	$(1,207)	(0.3%)	100.0%
(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)	Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)	Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of September 30, 2011
(Amounts in thousands)

				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$4,136,848	47.1%	4.83%	8.2
Unsecured	4,640,323	52.9%	5.15%	4.4

Total	$8,777,171	100.0%	5.00%	6.1

Fixed Rate Debt:
Secured - Conventional	$3,587,114	40.8%	5.57%	7.1
Unsecured - Public/Private	3,806,478	43.4%	5.83%	5.0

Fixed Rate Debt	7,393,592	84.2%	5.71%	6.0

Floating Rate Debt:
Secured - Conventional	115,285	1.3%	3.07%	1.0
Secured - Tax Exempt	434,449	5.0%	0.27%	20.1
Unsecured - Public/Private	807,845	9.2%	1.66%	1.2
Unsecured - Revolving Credit Facility (2)	26,000	0.3%	1.32%	2.8

Floating Rate Debt	1,383,579	15.8%	1.37%	6.8

Total	$8,777,171	100.0%	5.00%	6.1
(1)	Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2011.

(2)	On July 13, 2011, the Company replaced its then existing unsecured revolving credit facility with a new $1.25 billion unsecured revolving credit facility maturing on July 13, 2014, subject to a one-year extension option exercisable by the Company. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.15%) and the Company pays an annual facility fee of 0.2%. Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt.

Note: The Company capitalized interest of approximately $5.9 million and $10.2 million during the nine months ended September 30, 2011 and 2010, respectively. The Company capitalized interest of approximately $2.2 million and $2.3 million during the quarters ended September 30, 2011 and 2010, respectively.

Debt Maturity Schedule as of September 30, 2011
(Amounts in thousands)

						Weighted	Weighted
						Average Rates	Average
	Fixed	Floating				on Fixed	Rates on
Year	Rate (1)	Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2011	$5,474	$50,622		$56,096	0.6%	6.65%	4.02%
2012	625,590	536,887	(2)	1,162,477	13.2%	6.04%	3.71%
2013	273,304	308,360		581,664	6.6%	6.71%	4.87%
2014	566,862	48,012	(3)	614,874	7.0%	5.32%	5.07%
2015	419,433	-		419,433	4.8%	6.31%	6.31%
2016	1,190,544	-		1,190,544	13.6%	5.34%	5.34%
2017	1,355,835	456		1,356,291	15.4%	5.87%	5.87%
2018	80,771	16,417		97,188	1.1%	5.72%	4.92%
2019	801,763	20,766		822,529	9.4%	5.49%	5.36%
2020	1,671,836	809		1,672,645	19.1%	5.50%	5.50%
2021+	402,180	401,250		803,430	9.2%	5.91%	3.39%

Total	$7,393,592	$1,383,579		$8,777,171	100.0%	5.69%	5.04%
(1)	Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2011.

(2)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(3)	Includes $26.0 million outstanding on the Company's unsecured revolving credit facility. As of September 30, 2011, there was approximately $1.14 billion available on this facility.

Equity Residential
Unsecured Debt Summary as of September 30, 2011
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	6.625%	03/15/12		$253,858	$(92)	$253,766
	5.500%	10/01/12		222,133	(219)	221,914
	5.200%	04/01/13	(1)	400,000	(177)	399,823
Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
	5.250%	09/15/14		500,000	(182)	499,818
	6.584%	04/13/15		300,000	(386)	299,614
	5.125%	03/15/16		500,000	(238)	499,762
	5.375%	08/01/16		400,000	(897)	399,103
	5.750%	06/15/17		650,000	(2,924)	647,076
	7.125%	10/15/17		150,000	(392)	149,608
	4.750%	07/15/20		600,000	(4,006)	595,994
	7.570%	08/15/26		140,000	-	140,000

				3,815,991	(9,513)	3,806,478

Floating Rate Notes:
		04/01/13	(1)	300,000	-	300,000
Fair Value Derivative Adjustments			(1)	7,845	-	7,845
Term Loan Facility	LIBOR+0.50%	10/05/12	(2)(3)	500,000	-	500,000

				807,845	-	807,845

Revolving Credit Facility:	LIBOR+1.15%	07/13/14	(2)(4)	26,000	-	26,000

Total Unsecured Debt				$4,649,836	$(9,513)	$4,640,323
(1)	Fair value interest rate swaps convert $300.0 million of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Facilities are private. All other unsecured debt is public.

(3)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(4)

On July 13, 2011, the Company replaced its then existing unsecured revolving credit facility with a new $1.25 billion unsecured revolving credit facility maturing on July 13, 2014, subject to a one-year extension option exercisable by the Company. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.15%) and the Company pays an annual facility fee of 0.2%. Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of September 30, 2011, there was approximately $1.14 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Selected Unsecured Public Debt Covenants

	September 30,	June 30,
	2011	2011

Total Debt to Adjusted Total Assets (not to exceed 60%)	43.6%	45.7%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	20.5%	21.0%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.81	2.58

Total Unsecured Assets to Unsecured Debt	293.2%	270.7%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of September 30, 2011
(Amounts in thousands except for share/unit and per share amounts)

		Secured Debt				$4,136,848	47.1%
		Unsecured Debt				4,640,323	52.9%

	Total Debt					8,777,171	100.0%	35.0%

		Common Shares (includes Restricted Shares)		296,620,833	95.6%
		Units (includes OP Units and LTIP Units)		13,509,488	4.4%

	Total Shares and Units			310,130,321	100.0%
	Common Share Price at September 30, 2011			$51.87
						16,086,460	98.8%
	Perpetual Preferred Equity (see below)					200,000	1.2%

	Total Equity					16,286,460	100.0%	65.0%

	Total Market Capitalization					$25,063,631		100.0%

Perpetual Preferred Equity as of September 30, 2011
(Amounts in thousands except for share and per share amounts)

					Annual	Annual	Weighted
		Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series		Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
	8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
	6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity			1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q311	YTD Q310	Q311	Q310

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	294,473,642	281,867,105	295,830,970	282,717,105
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,231,470	-	13,053,174	-
- long-term compensation shares/units	4,203,347	-	3,960,089	-

Total Common Shares and Units - diluted (1)	311,908,459	281,867,105	312,844,233	282,717,105

Weighted Average Amounts Outstanding for FFO and Normalized
FFO Purposes:
Common Shares - basic	294,473,642	281,867,105	295,830,970	282,717,105
OP Units - basic	13,231,470	13,704,927	13,053,174	13,631,198

Total Common Shares and OP Units - basic	307,705,112	295,572,032	308,884,144	296,348,303
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	-	396,098	-	393,724
- long-term compensation shares/units	4,203,347	3,458,727	3,960,089	4,031,120

Total Common Shares and Units - diluted	311,908,459	299,426,857	312,844,233	300,773,147

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	296,620,833	283,971,112
Units (includes OP Units and LTIP Units)	13,509,488	13,859,444

Total Shares and Units	310,130,321	297,830,556
(1)	Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the nine months and quarter ended September 30, 2010.

Equity Residential
Partially Owned Entities as of September 30, 2011
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated
	Development Projects
	Held for
	and/or Under	Completed
	Development	and Stabilized	Other	Total

Total projects (1)	-	2	19	21

Total apartment units (1)	-	441	3,475	3,916

Operating information for the nine months ended 9/30/11 (at 100%):
Operating revenue	$-	$6,649	$43,016	$49,665
Operating expenses	207	3,083	14,487	17,777

Net operating (loss) income	(207)	3,566	28,529	31,888
Depreciation	-	3,121	11,256	14,377
General and administrative/other	115	6	50	171

Operating (loss) income	(322)	439	17,223	17,340
Interest and other income	5	5	10	20
Other expenses	(289)	-	(39)	(328)
Interest:
Expense incurred, net	(399)	(2,465)	(8,948)	(11,812)
Amortization of deferred financing costs	-	(202)	(341)	(543)

(Loss) income before income and other taxes and net gains
on sales of land parcels and discontinued operations	(1,005)	(2,223)	7,905	4,677
Income and other tax (expense) benefit	(57)	-	(6)	(63)
Net gain on sales of land parcels	4,217	-	-	4,217
Net gain on sales of discontinued operations	169	-	13,265	13,434
Net income (loss)	$3,324	$(2,223)	$21,164	$22,265

Debt - Secured (2):
EQR Ownership (3)	$-	$84,153	$159,068	$243,221
Noncontrolling Ownership	-	-	41,269	41,269

Total (at 100%)	$-	$84,153	$200,337	$284,490
(1) Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2) All debt is non-recourse to the Company.

(3) Represents the Company's current economic ownership interest.

Note: See page 21 for the discussion of the Company's unconsolidated Nexus Sawgrass and Domain developments.

Equity Residential
Development and Lease-Up Projects as of September 30, 2011
(Amounts in thousands except for project and apartment unit amounts)

					Total Book
		No. of	Total	Total	Value Not					Estimated	Estimated
		Apartment	Capital	Book Value	Placed in	Total	Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service	Debt	Completed	Leased	Occupied	Date	Date

Consolidated

Projects Under Development - Wholly Owned:
Ten23 (formerly 500 West 23rd Street) (2)	New York, NY	111	$55,555	$48,934	$48,934	$-	90%	-	-	Q4 2011	Q4 2012
Savoy III	Aurora, CO	168	23,856	12,880	12,880	-	56%	-	-	Q2 2012	Q2 2013
2201 Pershing Drive	Arlington, VA	188	64,242	24,841	24,841	-	24%	-	-	Q3 2012	Q3 2013
Chinatown Gateway	Los Angeles, CA	280	92,920	32,778	32,778	-	7%	-	-	Q3 2013	Q2 2015

Projects Under Development - Wholly Owned		747	236,573	119,433	119,433	-

Projects Under Development		747	236,573	119,433	119,433	-

Completed Not Stabilized - Wholly Owned (3):
425 Mass (4)	Washington, D.C.	559	166,750	166,750	-	-		96%	95%	Completed	Q4 2011
Vantage Pointe (4)	San Diego, CA	679	200,000	200,000	-	-		91%	90%	Completed	Q1 2012
88 Hillside (4)	Daly City, CA	95	39,520	39,520	-	-		3%	-	Completed	Q2 2012

Projects Completed Not Stabilized - Wholly Owned		1,333	406,270	406,270	-	-

Projects Completed Not Stabilized		1,333	406,270	406,270	-	-

Total Consolidated Projects		2,080	$642,843	$525,703	$119,433	$-

Land Held for Development		N/A	N/A	$205,476	$205,476	$-

Unconsolidated

Projects Under Development - Unconsolidated:
Domain (5)	San Jose, CA	444	$154,570	$35,728	$35,728	$-	1%	-	-	Q1 2013	Q1 2015
Nexus Sawgrass (formerly Sunrise Village) (6)	Sunrise, FL	501	78,212	19,411	19,411	-	2%	-	-	Q2 2013	Q2 2014

Projects Under Development - Unconsolidated		945	232,782	55,139	55,139	-

Projects Under Development		945	232,782	55,139	55,139	-

Total Unconsolidated Projects		945	$232,782	$55,139	$55,139	$-

NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS							Total Capital Cost (1)	Q3 2011 NOI
Projects Under Development							$236,573	$10
Completed Not Stabilized							406,270	4,544
Completed and Stabilized During the Quarter							-	-
Total Consolidated Development NOI Contribution							$642,843	$4,554
(1)	Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)	Ten23 - The land under this development is subject to a long term ground lease.

(3)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(4)	The Company acquired these completed development projects prior to stabilization and has begun/continued lease-up activities.

(5)	Domain - In August 2011, the Company admitted an 80% institutional partner to an entity owning a developable land parcel in exchange for $28.4 million in cash and retained a 20% equity interest. This land parcel is now unconsolidated. Total project cost is approximately $154.6 million and construction will be predominantly funded with a long-term, non-recourse secured loan from the partner. The Company is responsible for constructing the project and has given certain construction cost overrun guarantees. The Company's remaining funding obligation is currently estimated at approximately $4.7 million.

(6)	Nexus Sawgrass - In 2010, the Company admitted an 80% institutional partner to an entity owning a developable land parcel in exchange for $11.7 million in cash and retained a 20% equity interest. This land parcel is now unconsolidated. Total project cost is approximately $78.2 million and construction will be predominantly funded with a long-term, non-recourse secured loan from the partner. The Company is responsible for constructing the project and has given certain construction cost overrun guarantees. The Company's remaining funding obligation is currently estimated at approximately $1.9 million.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Nine Months Ended September 30, 2011
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

	Total		Avg. Per		Avg. Per		Avg. Per		Avg. Per	Building	Avg. Per		Avg. Per			Avg. Per
	Apartment		Apartment		Apartment		Apartment	Replacements	Apartment	Improvements	Apartment		Apartment		Grand	Apartment
	Units (1)	Expense (2)	Unit	Payroll (3)	Unit	Total	Unit	(4)	Unit	(5)	Unit	Total	Unit		Total	Unit

Same Store Properties (6)	102,129	$67,958	$665	$55,843	$547	$123,801	$1,212	$53,872	$528	$35,948	$352	$89,820	$880	(9)	$213,621	$2,092

Non-Same Store Properties (7)	11,981	8,575	804	6,426	602	15,001	1,406	4,787	449	9,388	880	14,175	1,329		29,176	2,735

Other (8)	-	3,679		6,167		9,846		1,862		213		2,075			11,921

Total	114,110	$80,212		$68,436		$148,648		$60,521		$45,549		$106,070			$254,718
(1)	Total Apartment Units - Excludes 4,901 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)	Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $29.2 million spent during the nine months ended September 30, 2011 on apartment unit renovations/rehabs (primarily kitchens and baths) on 4,160 apartment units (equating to about $7,000 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2011, the Company expects to spend approximately $41.0 million rehabbing 5,500 apartment units (equating to about $7,500 per apartment unit rehabbed).

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2010, less properties subsequently sold.

(7)	Non-Same Store Properties - Primarily includes all properties acquired during 2010 and 2011, plus any properties in lease-up and not stabilized as of January 1, 2010. Per apartment unit amounts are based on a weighted average of 10,666 apartment units.

(8)	Other - Primarily includes expenditures for properties sold during the period.

(9)	For 2011, the Company estimates that it will spend approximately $1,200 per apartment unit of capital expenditures for its same store properties inclusive of apartment unit renovation/rehab costs, or $850 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Nine Months Ended		Quarter Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUES
Rental income	$87,279	$213,221	$3,764	$75,310

Total revenues	87,279	213,221	3,764	75,310

EXPENSES (1)
Property and maintenance	46,177	85,544	2,202	31,051
Real estate taxes and insurance	5,369	17,162	151	5,619
Depreciation	14,344	43,873	901	15,701
General and administrative	49	32	2	13

Total expenses	65,939	146,611	3,256	52,384

Discontinued operating income	21,340	66,610	508	22,926

Interest and other income	140	640	42	7
Interest (2):
Expense incurred, net	(83)	(6,032)	(21)	(2,056)
Amortization of deferred financing costs	(640)	(252)	-	(28)
Income and other tax (expense) benefit	31	(66)	93	(13)

Discontinued operations	20,788	60,900	622	20,836
Net gain on sales of discontinued operations	759,100	69,538	76,864	9,285

Discontinued operations, net	$779,888	$130,438	$77,486	$30,121

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations

			Normalized
			FFO Reconciliations
			Guidance Q3 2011
			to Actual Q3 2011
			Amounts	Per Share

Guidance Q3 2011 Normalized FFO - Diluted (2) (3)			$189,938	$0.606
Property NOI			2,353	0.008
Other			818	0.003
Actual Q3 2011 Normalized FFO - Diluted (2) (3)			$193,109	$0.617

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Nine Months Ended September 30,			Quarter Ended September 30,
	2011	2010	Variance	2011	2010	Variance

Impairment	$-	$-	$-	$-	$-	$-
Asset impairment and valuation allowances	-	-	-	-	-	-

Property acquisition costs (other expenses)	5,266	6,001	(735)	1,514	2,037	(523)
Write-off of pursuit costs (other expenses)	4,052	3,512	540	1,014	1,450	(436)
Property acquisition costs and write-off of pursuit costs (other expenses)	9,318	9,513	(195)	2,528	3,487	(959)

Prepayment premiums/penalties (interest expense)	-	158	(158)	-	158	(158)
Write-off of unamortized deferred financing costs (interest expense)	4,347	1,004	3,343	2,233	75	2,158
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(89)	(324)	235	(89)	(324)	235
Non-cash convertible debt discount (interest expense)	4,992	5,835	(843)	1,102	1,945	(843)
Unrealized (gain) due to ineffectiveness of forward starting swaps (interest expense)	-	-	-	(2,569)	-	(2,569)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	9,250	6,673	2,577	677	1,854	(1,177)

Net (gain) loss on sales of land parcels	(4,217)	1,161	(5,378)	-	1,161	(1,161)
Net incremental (gain) loss on sales of condominium units	(2,050)	(619)	(1,431)	(935)	12	(947)
Income and other tax expense (benefit) - Condo sales	(66)	35	(101)	(92)	16	(108)
(Gain) loss on sale of Equity Corporate Housing (ECH), net of severance	(221)	-	(221)	2	-	2
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(6,554)	577	(7,131)	(1,025)	1,189	(2,214)

Prospect Towers garage insurance proceeds (real estate taxes and insurance)	(2,725)	-	(2,725)	(1,125)	-	(1,125)
Insurance/litigation settlement proceeds (interest and other income)	-	(5,192)	5,192	-	-	-
Termination of royalty participation in LRO (interest and other income)	(4,537)	-	(4,537)	(4,537)	-	(4,537)
Forfeited deposits (interest and other income)	(500)	-	(500)	-	-	-
Other miscellaneous non-comparable items	(7,762)	(5,192)	(2,570)	(5,662)	-	(5,662)

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$4,252	$11,571	$(7,319)	$(3,482)	$6,530	$(10,012)

Note: See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis.

2011 Normalized FFO Guidance (per share diluted)

	Q4 2011	2011

Expected Normalized FFO (2) (3)	$0.63 to $0.67	$2.41 to $2.45

2011 Same Store Assumptions

Physical occupancy		95.2%
Revenue change		5.0%
Expense change		0.5%
NOI change		7.7%

(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2011 Transaction Assumptions

Consolidated rental acquisitions		$1.25 billion
Consolidated rental dispositions		$1.4 billion
Capitalization rate spread		130 basis points

2011 Debt Assumptions (see Note)

Weighted average debt outstanding		$9.3 billion to $9.4 billion
Weighted average interest rate (reduced for capitalized interest)		4.95%
Interest expense		$460.0 million to $465.0 million

2011 Other Guidance Assumptions (see Note)

General and administrative expense		$43.0 million
Interest and other income		$1.7 million
Income and other tax expense		$1.0 million
Weighted average Common Shares and Units - Diluted		312.2 million

Note: All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit and property acquisition costs, are not included in the estimates provided on this page. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 24 and 25

			Expected	Expected
	Expected Q3 2011		Q4 2011	2011
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (5)	$163,210	$0.521	$0.12 to $0.16	$2.74 to $2.78
Add: Expected depreciation expense	160,379	0.511	0.54	2.11
Less: Expected net gain on sales (5)	(134,817)	(0.430)	(0.05)	(2.47)

Expected FFO - Diluted (1) (3)	188,772	0.602	0.61 to 0.65	2.38 to 2.42

Asset impairment and valuation allowances	-	-	-	-
Property acquisition costs and write-off of pursuit costs (other expenses)	2,465	0.008	0.02	0.05
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	3,515	0.011	-	0.03
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(277)	(0.001)	-	(0.02)
Other miscellaneous non-comparable items	(4,537)	(0.014)	-	(0.03)
Expected Normalized FFO - Diluted (2) (3)	$189,938	$0.606	$0.63 to $0.67	$2.41 to $2.45

Definitions and Footnotes for Pages 6, 24 and 25

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.  FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)

Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the September YTD 2011 and Third Quarter 2011 Same Store Properties:

	Nine Months Ended September 30,		Quarter Ended September 30,
	2011	2010	2011	2010

Operating income	$414,159	$301,887	$151,076	$105,264
Adjustments:
Non-same store operating results	(108,921)	(31,164)	(32,975)	(5,227)
Fee and asset management revenue	(6,682)	(7,596)	(2,928)	(2,128)
Fee and asset management expense	3,207	4,242	1,250	679
Depreciation	482,039	457,822	164,552	158,318
General and administrative	32,462	31,029	10,121	10,221

Same store NOI	$816,264	$756,220	$291,096	$267,127

CONTACT:
Equity Residential
Marty McKenna, (312) 928-1901